EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Sotherly Hotels Inc. (formerly MHI Hospitality Corporation)

410 West Francis Street

Williamsburg, Virginia 23185

We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of Sotherly Hotels Inc. (formerly MHI Hospitality Corporation) and Subsidiaries for the year ended December 31, 2015 of our report dated March 25, 2014, except for Note 2, as to which the date is April 14, 2015, relating to the consolidated financial statements for the year ended December 31, 2013 listed in the accompanying index.

We consent to the incorporation by reference of said report in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-192213) pertaining to the securities to be offered to employees in employee benefit plans, and
(2)	Registration Statement (Form S-3 No. 333-130664) of Sotherly Hotels Inc. (formerly MHI Hospitality Corporation), and
(3)	Registration Statement (Form S-3 No. 333-196754) of Sotherly Hotels Inc. (formerly MHI Hospitality Corporation), and
(4)	Registration Statement (Form S-3 No. 333-199256) of Sotherly Hotels Inc. (formerly MHI Hospitality Corporation) and Sotherly Hotels LP.

/s/ PBMares, LLP

Norfolk, Virginia

March 24, 2016